Exhibit 2

BRITISH AMERICAN TOBACCO p.l.c. (the “Company”)
RESULTS OF VOTING AT THE 2023 ANNUAL GENERAL MEETING

The Annual General Meeting (“the “AGM”) of the Company was held at 11.30am on 19 April 2023 at the Hilton London Bankside, 2-8 Great Suffolk St, London, SE1 0UG.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 6 March 2023. All valid proxy votes (whether submitted electronically or in hard copy form) were included in the poll taken at the Meeting.  Each shareholder, present in person or by proxy, was entitled to one vote per ordinary share of 25p held.

Resolution 1
Receipt of 2022 Report and Accounts
For - Note (b)	1,675,317,502
Percent of Votes Cast	99.90%
Percent of Issued Share Capital	74.91%
Against	1,632,861
Percent of Votes Cast	0.10%
Percent of Issued Share Capital	0.07%
Total Votes Cast (Excl. Votes Withheld)	1,676,950,363
Percent of Issued Share Capital	74.99%
Votes Withheld - Note (c)	3,249,716

Resolution 2
Approval of the 2022 Directors’ Remuneration Report
For - Note (b)	1,585,393,499
Percent of Votes Cast	95.18%
Percent of Issued Share Capital	70.89%
Against	80,274,647
Percent of Votes Cast	4.82%
Percent of Issued Share Capital	3.59%
Total Votes Cast (Excl. Votes Withheld)	1,665,668,146
Percent of Issued Share Capital	74.48%
Votes Withheld - Note (c)	14,532,234

Resolution 3
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,670,594,556
Percent of Votes Cast	99.55%
Percent of Issued Share Capital	74.70%
Against	7,518,651
Percent of Votes Cast	0.45%
Percent of Issued Share Capital	0.34%
Total Votes Cast (Excl. Votes Withheld)	1,678,113,207
Percent of Issued Share Capital	75.04%
Votes Withheld - Note (c)	2,087,332

Resolution 4
Authority for the Audit Committee to agree the Auditors’ remuneration
For - Note (b)	1,676,907,349
Percent of Votes Cast	99.91%
Percent of Issued Share Capital	74.99%
Against	1,486,493
Percent of Votes Cast	0.09%
Percent of Issued Share Capital	0.07%
Total Votes Cast (Excl. Votes Withheld)	1,678,393,842
Percent of Issued Share Capital	75.05%
Votes Withheld - Note (c)	1,807,138

Resolution 5
Re-election of Luc Jobin as a Director
For - Note (b)	1,638,501,373
Percent of Votes Cast	97.69%
Percent of Issued Share Capital	73.27%
Against	38,761,881
Percent of Votes Cast	2.31%
Percent of Issued Share Capital	1.73%
Total Votes Cast (Excl. Votes Withheld)	1,677,263,254
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,937,726

Resolution 6
Re-election of Jack Bowles as a Director
For - Note (b)	1,672,115,123
Percent of Votes Cast	99.62%
Percent of Issued Share Capital	74.77%
Against	6,332,799
Percent of Votes Cast	0.38%
Percent of Issued Share Capital	0.28%
Total Votes Cast (Excl. Votes Withheld)	1,678,447,922
Percent of Issued Share Capital	75.05%
Votes Withheld - Note (c)	1,753,058

Resolution 7
Re-election of Tadeu Marroco as a Director
For - Note (b)	1,668,047,741
Percent of Votes Cast	99.38%
Percent of Issued Share Capital	74.59%
Against	10,376,147
Percent of Votes Cast	0.62%
Percent of Issued Share Capital	0.46%
Total Votes Cast (Excl. Votes Withheld)	1,678,423,888
Percent of Issued Share Capital	75.05%
Votes Withheld - Note (c)	1,776,987

Resolution 8
Re-election of Kandy Anand as a Director
For - Note (b)	1,671,004,130
Percent of Votes Cast	99.63%
Percent of Issued Share Capital	74.72%
Against	6,212,043
Percent of Votes Cast	0.37%
Percent of Issued Share Capital	0.28%
Total Votes Cast (Excl. Votes Withheld)	1,677,216,173
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,984,807

Resolution 9
Re-election of Sue Farr as a Director
For - Note (b)	1,661,194,864
Percent of Votes Cast	99.04%
Percent of Issued Share Capital	74.28%
Against	16,094,213
Percent of Votes Cast	0.96%
Percent of Issued Share Capital	0.72%
Total Votes Cast (Excl. Votes Withheld)	1,677,289,077
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,911,903

Resolution 10
Re-election of Karen Guerra as a Director
For - Note (b)	1,670,777,703
Percent of Votes Cast	99.62%
Percent of Issued Share Capital	74.71%
Against	6,430,340
Percent of Votes Cast	0.38%
Percent of Issued Share Capital	0.29%
Total Votes Cast (Excl. Votes Withheld)	1,677,208,043
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,992,937

Resolution 11
Re-election of Holly Keller Koeppel as a Director
For - Note (b)	1,649,153,526
Percent of Votes Cast	98.32%
Percent of Issued Share Capital	73.74%
Against	28,102,908
Percent of Votes Cast	1.68%
Percent of Issued Share Capital	1.26%
Total Votes Cast (Excl. Votes Withheld)	1,677,256,434
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,944,476

Resolution 12
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,660,170,624
Percent of Votes Cast	98.98%
Percent of Issued Share Capital	74.24%
Against	17,086,288
Percent of Votes Cast	1.02%
Percent of Issued Share Capital	0.76%
Total Votes Cast (Excl. Votes Withheld)	1,677,256,912
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	2,944,068

Resolution 13
Re-election of Darrell Thomas as a Director
For - Note (b)	1,669,910,679
Percent of Votes Cast	99.57%
Percent of Issued Share Capital	74.67%
Against	7,284,659
Percent of Votes Cast	0.43%
Percent of Issued Share Capital	0.33%
Total Votes Cast (Excl. Votes Withheld)	1,677,195,338
Percent of Issued Share Capital	75.00%
Votes Withheld - Note (c)	3,005,642

Resolution 14
Election of Véronique Laury as a Director
For - Note (b)	1,672,587,461
Percent of Votes Cast	99.74%
Percent of Issued Share Capital	74.79%
Against	4,314,873
Percent of Votes Cast	0.26%
Percent of Issued Share Capital	0.19%
Total Votes Cast (Excl. Votes Withheld)	1,676,902,334
Percent of Issued Share Capital	74.98%
Votes Withheld - Note (c)	3,298,046

Resolution 15
Authority to make donations to political organisations and to incur political expenditure
For - Note (b)	1,545,644,557
Percent of Votes Cast	92.21%
Percent of Issued Share Capital	69.12%
Against	130,633,984
Percent of Votes Cast	7.79%
Percent of Issued Share Capital	5.84%
Total Votes Cast (Excl. Votes Withheld)	1,676,278,541
Percent of Issued Share Capital	74.96%
Votes Withheld - Note (c)	3,917,680

Resolution 16
Renewal of Directors' authority to allot shares
For - Note (b)	1,497,449,119
Percent of Votes Cast	89.55%
Percent of Issued Share Capital	66.96%
Against	174,774,957
Percent of Votes Cast	10.45%
Percent of Issued Share Capital	7.82%
Total Votes Cast (Excl. Votes Withheld)	1,672,224,076
Percent of Issued Share Capital	74.78%
Votes Withheld - Note (c)	7,976,904

Resolution 17 – Note (d)
Authority for the Directors to allot equity securities for cash
For - Note (b)	1,511,303,601
Percent of Votes Cast	90.43%
Percent of Issued Share Capital	67.58%
Against	159,955,821
Percent of Votes Cast	9.57%
Percent of Issued Share Capital	7.15%
Total Votes Cast (Excl. Votes Withheld)	1,671,259,422
Percent of Issued Share Capital	74.73%
Votes Withheld - Note (c)	8,941,558

Resolution 18 – Note (d)
Authority for the Company to make market purchases of ordinary shares
For - Note (b)	1,663,113,521
Percent of Votes Cast	99.12%
Percent of Issued Share Capital	74.37%
Against	14,733,588
Percent of Votes Cast	0.88%
Percent of Issued Share Capital	0.66%
Total Votes Cast (Excl. Votes Withheld)	1,677,847,109
Percent of Issued Share Capital	75.03%
Votes Withheld - Note (c)	2,353,871

Resolution 19 - Note (d) Notice period for General Meetings
For - Note (b)	1,580,393,326
Percent of Votes Cast	94.15%
Percent of Issued Share Capital	70.67%
Against	98,132,615
Percent of Votes Cast	5.85%
Percent of Issued Share Capital	4.39%
Total Votes Cast (Excl. Votes Withheld)	1,678,525,941
Percent of Issued Share Capital	75.06%
Votes Withheld - Note (c)	1,675,038

Resolution 20 - Note (d)
Adoption of new Articles of Association
For - Note (b)	1,675,972,363
Percent of Votes Cast	99.87%
Percent of Issued Share Capital	74.94%
Against	2,222,761
Percent of Votes Cast	0.13%
Percent of Issued Share Capital	0.10%
Total Votes Cast (Excl. Votes Withheld)	1,678,195,124
Percent of Issued Share Capital	75.04%
Votes Withheld - Note (c)	2,005,856

All resolutions were passed at the Company’s AGM today with the requisite majority of votes.

Savio Kwan, stepped down from the Board as a Non-Executive Director at the conclusion of the Company's 2023 AGM. Mr Kwan’s retirement from the Board follows the Company’s announcement on 9 February 2023, as further set out in the Company’s 2022 Annual Report and Form 20-F.

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Tuesday 18 April 2023 was 2,236,321,754.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.

(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of Resolutions 16 to 20 along with the amended Articles of Association will be submitted to the National Storage Mechanism as soon as practicable and will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

(e)	The amended Articles of Association are also available at www.bat.com.

P McCrory
Secretary
British American Tobacco p.l.c.
19 April 2023

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